Exhibit 99.1

HeartBeam Names Ken Persen as Chief Technology Officer

Company Hires Cardiac Industry Veteran to Lead Technology Development

SANTA CLARA, Calif. – August 4, 2022 -- HeartBeam, Inc. (NASDAQ: BEAT), a developmental stage digital healthcare company with a proprietary ECG telemedicine technology for heart attack detection, announced today the appointment of Ken Persen to the role of Chief Technology Officer. Persen has extensive technology, executive and start-up experience in healthcare and cardiac device industries. He will lead the overall technology strategy and development of the HeartBeam AIMI™ and HeartBeam AIMIGo™ platforms.
“I am very excited to join the HeartBeam team and lead the development of the first-of-its-kind remote 3D vector electrocardiogram technology,” said Persen. “The promise of HeartBeam’s technology to substantially change the way that patients and healthcare professionals manage heart attack symptoms is even more compelling.”
Persen has over 25 years of experience in the digital healthcare and cardiac device industries. Most recently, Persen founded LIVMOR, Inc. a digital health company, where he served as Chief Technology Officer. Persen began his career in the cardiac rhythm device industry in software engineering and development roles with Guidant Corporation and Cameron Health, both subsequently acquired by Boston Scientific, and then held leadership roles with medical informatics instruments and systems delivering electronic medical care, before founding LIVMOR.
“We are very pleased to welcome Ken onto our leadership team,” said Branislav Vajdic, Ph.D. HeartBeam CEO and founder. “He brings a deep knowledge of innovation and technology, combined with industry insights, which will support continued development and evolution of HeartBeam’s technology.”

About HeartBeam, Inc.
HeartBeam, Inc. (NASDAQ: BEAT) is a development stage digital healthcare company with proprietary ECG telemedicine technology that will redefine the way high risk cardiovascular patients are diagnosed in an ambulatory setting at any time and any place. Its breakthrough solution employs a reusable, credit card sized, 3D vector ECG recording device and cloud-based software capable of assisting a physician in diagnosing a wide range of cardiovascular disease. HeartBeam is initially focusing on a huge unmet need of helping diagnose heart attacks in patients outside of a medical institution. No single lead ECG technology can offer this value to patients and their physicians. This underserved market is several times larger than the cardiac arrhythmia detection market based on the prevalence of patients with coronary artery disease at high risk of heart attack. For more information, visit www.heartbeam.com.

Forward-Looking Statements
All statements in this release that are not based on historical fact are "forward-looking statements." While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our in our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Media and Investor Relations Contact:
Chris Tyson
Executive Vice President
MZ North America
Direct: 949-491-8235
BEAT@mzgroup.us
www.mzgroup.us